EXHIBIT 23.3

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-120454) of our report dated April 9, 2004 relating to the financial statements of Revivant Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

San Jose, California

May 25, 2005